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Exhibit 1.1

        The Companies Act

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM
AND
ARTICLES OF ASSOCIATION

OF

ALLIED DOMECQ
PUBLIC LIMITED COMPANY

(Incorporated 11 May 1999)

(Memorandum of Association adopted upon
Incorporation on 11 May 1999)

(Articles of Association adopted by
Special Resolution passed on 7 June 1999)

(Memorandum of Association amended by
Special Resolution passed on 7 June 1999)

(Articles of Association amended by
Special Resolution passed on 16 July 1999)

(Memorandum and Articles of Association amended by
Special Resolution passed on 28 July 1999)

(Articles of Association amended by
Special Resolution passed on 31 January 2002)

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London, W1K 7TN, the following resolution was duly passed as an Ordinary Resolution:-

  "That the authorised share capital of the company be increased from £300,000,000 to £400,000,000 by the creation of an additional 400,000,000 ordinary shares of 25 pence each."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London, W1K 7TN, the following resolution was duly passed as an Ordinary Resolution:-

  "THAT the authority and power conferred by Article 9.2 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 80 Amount shall be (i) conditional upon the passing of Resolution 7, £88,964,192.75, or (ii) if Resolution 7 is not approved, £33,107,421.50."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London, W1K 7TN, the following resolution was duly passed as a Special Resolution:-

  "THAT the authority and power conferred by Article 9.3 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 89 Amount shall be £13,344,629."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London, W1K 7TN, the following resolution was duly passed as a Special Resolution:-

  "THAT the company be and is hereby generally and unconditionally authorised for the purposes of Section 166 of the Companies Act 1985 (the 'Act') to make one or more market purchases (within the meaning of Section 163(3) of the Act) on the London Stock Exchange of ordinary shares of 25 pence each in the capital of the company provided that:

    (a)
    the maximum aggregate number of ordinary shares hereby authorised to be purchased is 106,757,031 (representing 10 per cent of the company's issued ordinary share capital);

    (b)
    the minimum price which may be paid for such shares is 25 pence per ordinary share (exclusive of expenses);

    (c)
    the maximum price (exclusive of expenses) which may be paid for an ordinary share shall not be more than 5 per cent above the average of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the date on which the ordinary share is purchased;

    (d)
    unless previously renewed, varied or revoked, the authority hereby conferred shall expire at the conclusion of the company's next Annual General Meeting or 15 months from the date of passing this resolution, if earlier;

    (e)
    the company may make a contract or contracts to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London, W1K 7TN, the following resolution was duly passed as a Special Resolution:-

  "That the existing articles of association of the company be and are hereby amended by adopting the regulations set forth in the printed document produced to this meeting and signed by the Chairman for the purposes of identification as the articles of association of the company, in substitution for and to the exclusion of the existing articles of association."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 29 January 2001 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London, W1V 0QY, the following resolution was duly passed as a Special Resolution:-

  "THAT the authority and power conferred by Article 9.3 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 89 Amount shall be £13,344,629."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 29 January 2001 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London, W1V 0QY, the following resolution was duly passed as an Ordinary Resolution:-

  "THAT the company be and is hereby generally and unconditionally authorised for the purposes of Section 166 of the Companies Act 1985 (the "Act") to make one or more market purchases (within the meaning of Section 163(3) of the Act) on the London Stock Exchange of ordinary shares of 25 p each in the capital of the company provided that:

    (a)
    the maximum aggregate number of ordinary shares hereby authorised to be purchased is 106,757,031 (representing 10 per cent of the company's issued ordinary share capital);

    (b)
    the minimum price which may be paid for such shares is 25 p per ordinary share (exclusive of expenses);

    (c)
    the maximum price (exclusive of expenses) which may be paid for an ordinary share shall not be more than 5 per cent above the average of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the date on which the ordinary share is purchased;

    (d)
    unless previously renewed, varied or revoked, the authority hereby conferred shall expire at the conclusion of the company's next Annual General Meeting or 15 months from the date of passing this resolution, if earlier;

    (e)
    the company may make a contract or contracts to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 29 January 2001 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London, W1V 0QY, the following resolution was duly passed as an Ordinary Resolution:-

  "THAT the authority and power conferred by Article 9.2 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 80 Amount shall be £33,107,421.50."

..................................................
Charles B Brown
Deputy Company Secretary

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2000 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London W1V 0QY, the following resolution was duly passed as a Special Resolution:-

  "THAT the authority and power conferred by Article 9.2 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 80 Amount shall be £33,107,421.50."

..................................................
Director

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2000 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London W1V 0QY, the following resolution was duly passed as a Special Resolution:-

  "THAT the authority and power conferred by Article 9.3 of the articles of association of the company be granted until the earlier of the conclusion of the next Annual General Meeting and 15 months from the date of this Annual General Meeting and that for such period the Section 89 Amount shall be £13,344,629."

..................................................
Director

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

ALLIED DOMECQ PLC

At the ANNUAL GENERAL MEETING of the company duly convened and held on 31 January 2000 at the Hotel Inter-Continental London, One Hamilton Place, Hyde Park Corner, London W1V 0QY, the following resolution was duly passed as a Special Resolution:-

  "THAT the company be and is hereby generally and unconditionally authorised for the purposes of Section 166 of the Companies Act 1985 ("the Act") to make one or more market purchases (within the meaning of Section 163(3) of the Act) on the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited of ordinary shares of 25 p each in the capital of the company provided that:

    (a)
    the maximum aggregate number of ordinary shares hereby authorised to be purchased is 106,757,031 (representing 10 per cent of the company's issued ordinary share capital);

    (b)
    the minimum price which may be paid for such shares is 25p per ordinary share (exclusive expenses);

    (c)
    the maximum price (exclusive expenses) which may be paid for an ordinary share shall not be more than 5 per cent above the average of the market values for an ordinary share as derived from the Stock Exchange Daily Official List of the five business days immediately preceding the date on which the ordinary share is purchased;

    (d)
    unless previously renewed, varied or revoked, the authority hereby conferred shall expire at the conclusion of the company's next annual general meeting or 15 months from the date of passing this resolution, if earlier;

    (e)
    the company may make a contract or contracts to purchase ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts."

..................................................
Director

The Companies Act

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM
AND
ARTICLES OF ASSOCIATION

OF

ALLIED DOMECQ
PUBLIC LIMITED COMPANY

(as amended by Special Resolution
passed on 7 June 1999)

(as amended by Special Resolution
passed on 28 July 1999)

1
The Company's name is "Allied Domecq PLC"(1).

(1)
By a Special Resolution passed on 12 July 1999, the Company's name was changed from new Allied Domecq PLC to Allied Domecq PLC on 2 August 1999, as evidenced by the Certificate of Incorporation on Change of Name dated 2 August 1999.

2
The Company is to be a public company.

3
The Company's registered office is to be situated in England and Wales.

4
The Company's objects are:

4.1
to carry on the business of a holding company, to invest the funds of the Company and to acquire and hold shares, stocks, debentures and debenture stocks, bonds, obligations and securities issued or guaranteed by any individual person or by any company, association or partnership, whether with limited or unlimited liability, constituted or carrying on business in any part of the world and any right or interest therein, and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, in any part of the world and any right or interest therein and from time to time to vary any such investments;

4.2
to acquire any such shares, stocks, debentures, debenture stocks, bonds, obligations or securities by original subscription, tender, purchase, exchange or otherwise, and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof;

4.3
to carry on all or any of the businesses of brewers, maltsters, hoteliers, innkeepers and owners and operators of licensed premises;

4.4
to carry on all or any of the businesses of manufacturers of and dealers in ale, beer, wines, spirits, liqueurs, aerated and mineral waters and other beverages and drinks whether alcoholic or non-alcoholic, hop and grain growers, merchants and dealers, malt factors, and hotel, restaurant and lodging-house keepers;

4.5
to carry on all or any of the businesses of wine and spirit merchants, wine growers, importers, exporters and shippers of and dealers in wines, spirits and other liquors (whether alcoholic or non-alcoholic, potable or non-potable), and cigars, cigarettes, tobacco, fruit, oil, groceries and other articles of domestic use or consumption, distillers, compounders, rectifiers, blenders, bonded store and warehouse keepers, coopers, bottlers, bottle-makers, bottle-stopper makers, potters, ice manufacturers and merchants, tobacconists, finings manufacturers and isinglass merchants;

  4.6
  to purchase, take on lease or in exchange or otherwise acquire, sell, improve, manage, develop, lease, mortgage, turn to account, deal in and dispose of lands, buildings and hereditaments, whether freehold or leasehold or of any other tenure, easements, concessions, claims, rights or privileges and real and personal property of every description and to lay out land for building purposes, build thereon, let on building or other leases and advance money to builders, tenants and others;

  4.7
  to construct, execute, carry out, equip, improve, work, develop, administer, manage or control, in any parts of the world, offices, factories, railways, roadways, tramways, docks, harbours, piers, wharves, canals, water-courses, dams, reservoirs, wells, aqueducts, furnaces, gasworks, mines, quarries, embankments, irrigations, reclamations, sewage, drainage, sanitary and water works, electricity, telephonic, telegraphic, and power works, houses, buildings and erections of all descriptions, and all other works and things which may be deemed expedient for the purposes of the Company and to pay or contribute to the payment of the cost of constructing, executing, working, developing, and administering the same.

  4.8
  to carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company's assets or utilising its skills, know-how or expertise.

  4.9
  to subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy and sell foreign exchange.

  4.10
  to draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

  4.11
  to purchase, or otherwise acquire for any estate or interest any property (real or personal) or assets or any concessions, licences, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to hold, develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work.

  4.12
  to build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control buildings, structures or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

  4.13
  to amalgamate or enter into partnership or any joint venture or profit/loss-sharing arrangement or other association with any company, firm, person or body.

  4.14
  to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

  4.15
  to promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

  4.16
  to borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgage and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

  4.17
  to advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

  4.18
  to guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

  4.19
  to issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

  4.20
  to sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up.

  4.21
  to procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

  4.22
  to subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

  4.23
  (i)
  to establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any associated company, or who are or were at any time directors or officers of the Company or of any associated company, and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any associated company; and to make payments for or towards the insurance of any such persons.

  (ii)
  to establish and maintain, and to lend or contribute to, any scheme for encouraging or facilitating the holding of shares or debentures or other securities in the Company or any associated company by or for the benefit of its employees or former employees, or those of any associated company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any associated company with a view to enabling them to acquire shares in the Company or any associated company.

  (iii)
  (a)
  to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any associated company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any associated company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or associated company or pension fund and

      (b)
      to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

    (iv)
    In this Clause 4.23:

    (a)
    an "associated company" is any company (i) which is the Company's holding company or (ii) in which the Company or its holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the Company or its holding company or any of the predecessors of the Company or of such holding company, or (iv) which is a subsidiary undertaking of any other associated company; and

    (b)
    "holding company" and "subsidiary undertaking" have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

  4.24
  to distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

  4.25
  to do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

  4.26
  to do all such other things as may be considered to be incidental or conducive to any of the above objects.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

5
The liability of the members is limited.

6
The share capital of the Company is £50,000(2) divided into 200,000 ordinary shares of 25 pence each.

(2)
Following registration of an Order of the High Court of Justice on 6 September 1999, the Minute set out below was substituted for the capital clause in the Company's Memorandum of Association:

    "The capital of Allied Domecq PLC (formerly new Allied Domecq PLC) was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 1 September 1999 reduced from £3,900,000,000 divided into 1,200,000,000 ordinary shares of £3.25 each to £300,000,000 divided into 1,200,000,000 ordinary shares of 25 pence each. At the date of registration of this Minute 1,067,570,314 of the said ordinary shares have been issued and are deemed to be fully paid up and the remainder are unissued"

  By an Ordinary Resolution passed on 31 January 2002, the Company's authorised share capital was increased from £300,000,000 to £400,000,000 by the creation of an additional 400,000,000 ordinary shares of 25 pence each.

We, the Subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

Names and Addresses of Subscribers		Number of Shares taken by each Subscriber
1	David Smith Mitchell 16 Walpole Gardens Twickenham TW2 5SJ	One
2	Clive Burns The Cottage Lamer Hill Gate Lower Gustard Wood Wheathampstead Herts AL4 8 RX	One
	Total Shares Taken:	Two

Dated: 11th May 1999

Witness to the above Signatures:

Victoria Blyth
24 Portland Place
London
W1N 4BB
(Secretary)

No. 3771147

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
Adopted by Special Resolution passed on 7 June 1999

Of

Allied Domecq PLC

(As amended by Special Resolution
passed on 16 July 1999)

(As amended by Special Resolution
passed on 28 July 1999)

(As amended by Special Resolution
passed on 31 January 2002)

TABLE OF CONTENTS

	Article No.	Page No.
ARTICLES OF ASSOCIATION		1
Table A not to apply	1	1
Interpretation	2	1
Share Capital
Amount of Share Capital	3	3
Increase of share capital	4	4
Consolidation, subdivision and cancellation	5	4
Purchase of own shares	6	4
Reduction of capital	7	5
Shares
Rights attaching to shares on issue	8	6
Directors' power to allot	9	6
Commissions on issue of shares	10	7
Renunciation of allotment	11	7
Trust etc. interests not recognised	12	8
Share Certificates
Issue of share certificates	13	8
Form of share certificate	14	8
Joint holders	15	8
Replacement of share certificates	16	8
Calls on Shares
Power to make calls	17	9
Liability for calls	18	9
Interest on overdue amounts	19	9
Other sums due on shares	20	9
Power to differentiate between holders	21	9
Payment of calls in advance	22	9
Forfeiture and Lien
Notice on failure to pay a call	23	10
Forfeiture for non-compliance	24	10
Disposal of forfeited shares	25	10
Holder to remain liable despite forfeiture	26	10
Lien on partly-paid shares	27	10
Sale of shares subject to lien	28	11
Proceeds of sale of shares subject to lien	29	11
Evidence of forfeiture	30	11
Variation of Rights
Manner of variation of rights	31	11
Matters not constituting variation of rights	32	11

i

Transfer of Shares
Form of transfer	33	12
Balance certificate	34	12
Right to refuse registration	35	12
No fee on registration	36	13
Closure of Register	37	13
Branch Register	38	13
Further provisions on shares in uncertificated form	39	13
Transmission of Shares
Persons entitled on death	40	13
Election by persons entitled by transmission	41	13
Rights of persons entitled by transmission	42	14
Untraced shareholders	43	14
General Meetings
Annual and Extraordinary General Meetings	44	14
Convening of General Meetings	45	15
Notice of General Meetings
Notice of General Meetings	46	15
Contents of notice of General Meetings	47	15
Proceedings at General Meetings
Chairman	48	15
Security and other arrangements at General Meetings	49	16
Overflow meeting rooms	50	16
Quorum	51	17
Lack of quorum	52	17
Adjournment	53	17
Notice of adjourned meeting	54	17
Amendments to resolutions	55	17
Polls
Demand for poll	56	17
Procedure on a poll	57	18
Voting on a poll	58	18
Timing of poll	59	18
Votes of Members
Votes attaching to shares	60	18
Votes of joint holders	61	18
Chairman's casting vote	62	18
Restriction on voting in particular circumstances	63	18
Voting by guardian	64	20
Validity and result of vote	65	20

Proxies and Corporate Representatives
Proxy need not be a member	66	21
Form of proxy	67	21
Deposit of form of proxy	68	21
Rights of proxy	69	21
Revocation of proxy	70	21
Corporations acting by representatives	71	21
Directors
Number of Directors	72	22
Share qualification	73	22
Directors' fees	74	22
Other remuneration of Directors	75	22
Directors' expenses	76	22
Directors' pensions and other benefits	77	22
Appointment of executive Directors	78	22
Powers of executive Directors	79	23
Appointment and Retirement of Directors
Retirement by rotation	80	23
Selection of Directors to retire by rotation	81	23
Re-election of retiring Director	82	23
Election of two or more Directors	83	24
Nomination of Director for election	84	24
Election or appointment of additional Director	85	24
Vacation of office	86	24
Removal of Director	87	25
Meetings and Proceedings of Directors
Convening of meetings of Directors	88	25
Quorum	89	25
Means of Participation	90	25
Chairman	91	25
Casting vote	92	26
Number of Directors below minimum	93	26
Written resolutions	94	26
Validity of proceedings	95	26
Directors' Interests
Directors may have interests	96	26
Restrictions on voting	97	27
Directors' interests—general	98	28
Committees of the Directors
Appointment and constitution of committees	99	28
Proceedings of committee meetings	100	28
Powers of Directors
General powers	101	29
Local boards	102	29
Appointment of attorney	103	29
Signature on cheques etc.	104	29
Borrowing powers	105	29

Alternate Directors	106	32
Secretary	107	33
The Seal	108	33
Authentication of Documents	109	34
Reserves
Establishment of reserves	110	34
Business bought as from past date	111	34
Dividends
Final dividends	112	34
Fixed and interim dividends	113	35
Distribution in specie	114	35
No dividend except out of profits	115	35
Ranking of shares for dividend	116	35
Manner of payment of dividends	117	35
Joint holders	118	36
Record date for dividends	119	36
No interest on dividends	120	36
Retention of dividends	121	36
Unclaimed dividend	122	36
Waiver of dividend	123	36
Capitalisation of Profits and Reserves	124	37
Scrip Dividends	125	37
Accounts
Accounting records	126	39
Copies of accounts for members	127	39
Auditors
Validity of Auditor's acts	128	39
Auditor's right to attend General Meetings	129	39
Notices
Service of notices	130	39
Joint holders	131	40
Deceased and bankrupt members	132	40
Overseas members	133	40
Suspension of postal services	134	40
Signature of documents	135	41
Electronic communication	136	41
Statutory requirements as to notices	137	41
Winding-Up
Directors' power to petition	138	41
Distribution of assets in specie	139	42
Destruction of Documents	140	42
Indemnity	141	43

THE COMPANIES ACT 1985
COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
Adopted by Special Resolution passed on 7 June, 1999
of
Allied Domecq PLC(1) ("the Company")
PRELIMINARY

(1)
By a Special Resolution passed on 12 July 1999, the Company's name was changed from new Allied Domecq PLC to Allied Domecq PLC on 2 August 1999.

1    Table A not to apply

  The regulations in Table A in The Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2    Interpretation

  In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

the "Act"	The Companies Act 1985.
"Allied Domecq"(2)	Allied Domecq (Holdings) PLC (registered number 689729)
"Allied Domecq Shares"	ordinary shares of 25 pence each in the capital of Allied Domecq
"Allied Domecq Share Option Schemes"
the Allied Domecq 1991 Share Savings Scheme, the Allied Domecq 1998 International Savings Related Share Option Scheme, the Allied Domecq Employee Share Option (No. 2) Scheme, the Allied Domecq 1991 Executive Share Option Scheme and the Allied Domecq 1991 International Executive Share Option Scheme.
"Authorised but Unissued Shares"	Ordinary Shares which are authorised but unissued immediately prior to the confirmation by the Court of the Reduction of Capital.
"Business Day"	a day other than a Saturday or Sunday or public holiday in England and Wales.
"Circular"	the circular dated 9 June 1999 and sent to (amongst others) the holders of Allied Domecq Shares.
the "CREST Regulations"	The Uncertificated Securities Regulations 1995.
"in writing"
Written or produced by any substitute for writing or partly one and partly another including (but only to the extent that (a) the Directors so resolve, either generally or in relation to particular categories of document, and (b) the recipient (if not the Company) has requested or agreed) electronic communication.
"London Stock Exchange"	London Stock Exchange Limited
"month"	Calendar month.

"Office"	The registered office of the Company for the time being.
"Operator"	CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the CREST Regulations.
"Operator-instruction"	A properly authenticated dematerialised instruction attributable to the Operator.
"Ordinary Shares"	ordinary shares of £3.25 each in the capital of the Company.(3)
"paid"	Paid or credited as paid.
"participating security"	A security title to units of which is permitted by the Operator to be transferred by means of a relevant system.
"Reduction of Capital"	the reduction of capital associated with the contemplated disposal of the shares in Allied Domecq Retailing (Holdings) Limited by the Company.
"Register"	The register of members of the Company.
"relevant system"	A computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST Regulations.
"Scheme"
the Scheme of Arrangement under Section 425 of the Companies Act 1985 between Allied Domecq and the Scheme Shareholders (as defined therein) dated 9 June 1999, in the form contained in the Circular or with or subject to any modification, addition or condition approved or imposed by the Court or any similar scheme of arrangement under section 425 of the Companies Act 1985 proposed to be implemented in relation to the disposal of the shares in Allied Domecq Retailing (Holdings) Limited by the Company.
"Seal"	The Common Seal of the Company.
"Securities Seal"	An official seal kept by the Company by virtue of Section 40 of the Act.
the "Statutes"	The Act, the CREST Regulations and every other statute for the time being in force concerning companies and affecting the Company.
"these Articles"	These Articles of Association as from time to time altered.
"Transfer Office"	The place where the Register is situate for the time being.
the "United Kingdom"	Great Britain and Northern Ireland.
"year"	Calendar year.

(2)
By a Special Resolution passed on 2 July 1999, Allied Domecq's name was changed from Allied Domecq PLC to Allied Domecq (Holdings) PLC on 2 August 1999.

(3)
Following registration of an Order of the High Court of Justice on 6 September 1999, the share capital of the Company consists of ordinary shares of 25 pence each. The full text of the Minute attached to the Court Order is set out in full in a footnote to paragraph 3 below.

  The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

  The expressions "recognised clearing house" and "recognised investment exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

  The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

  The expression "officer" shall include a Director, manager and the Secretary, but shall not include an auditor.

  The expression "shareholders' meeting" shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

  All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

  The expressions "communication" and "electronic communication" shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 136.1) publication on a web site.

  The expression "address" shall include, in relation to electronic communication, any number or address used for the purposes of such communication.

  Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

  References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the incorporation of the Company).

  Subject as aforesaid any words or expressions defined in the Act or the CREST Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

  A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

  References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST Regulations.

SHARE CAPITAL

3    Amount of share capital

  The share capital of the Company consists of £3,900,000,000(4) divided into 1,200,000,000 Ordinary Shares.

(4)
Following registration of an Order of the High Court of Justice on 6 September 1999, the Minute set out below was substituted for the capital clause in the Company's Memorandum of Association:

        "The capital of Allied Domecq PLC (formerly new Allied Domecq PLC) was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 1 September 1999 reduced from £3,900,000,000 divided into 1,200,000,000 ordinary shares of £3.25 each to £300,000,000 divided into 1,200,000,000 ordinary shares of 25 pence each. At the date of registration of this Minute 1,067,570,314 of the said ordinary shares have been issued and are deemed to be fully paid up and the remainder are unissued"

        By an Ordinary Resolution passed on 31 January 2002, the Company's authorised share capital was increased from £300,000,000 to £400,000,000 by the creation of an additional 400,000,000 ordinary shares of 25 pence each.

4    Increase of share capital

  The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

5    Consolidation, subdivision and cancellation

  5.1
  The Company may by Ordinary Resolution:

  (a)
  consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

  (b)
  cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

  (c)
  subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

  5.2
  Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

6    Purchase of own shares

  Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares convertible into equity share capital of the

  Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

  (a)
  the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

  (b)
  the purchase, or the contract, has first been approved by an Extraordinary Resolution passed at a separate meeting of the holders of such convertible shares.

7    Reduction of capital

  7.1
  Subject to the provisions of the Act, the Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

  7.2
  The Company shall be entitled, on any reduction of its capital pursuant to section 135 of the Companies Act 1985 in respect of which a special resolution has been passed in a general meeting before 30 October 1999 and through which the Company intends to effect the sale of Allied Domecq Retailing (Holdings) Limited to distribute to members assets of the Company and/or to procure, in consideration for the sale of Allied Domecq Retailing (Holdings) Limited, the issue or transfer to members of any other assets including, without limitation, shares in any company which may as a result of such sale acquire Allied Domecq Retailing (Holdings) Limited (or, in the case of fractional entitlements, or where required as a result of foreign laws, the proceeds of sale of such shares) in proportion to their shareholdings in the Company. Any distribution so made or issue or transfer so procured shall be in full satisfaction of the members' entitlements in respect of any such reduction of capital.

SHARES

8
Rights attaching to shares on issue

  Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

9
Directors' power to allot

9.1
Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

9.2
The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each Allotment Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

9.3
During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in paragraph 9.2 above:

(a)
in connection with a Rights Issue; and

(b)
otherwise than in connection with a Rights Issue, up to an aggregate nominal amount equal to the Section 89 Amount;

    as if Section 89(1) of the Act did not apply to any such allotment.

  9.4
  By such authority and power the Directors may, during the Allotment Period, make offers or agreements which would or might require securities to be allotted after the expiry of such period.

  9.5
  For the purposes of this Article:

  (a)
  "Rights Issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to (i) holders on the register on a record date fixed by the Directors of Ordinary Shares in proportion to their respective holdings (for which purpose holdings in certificated and uncertificated form may be treated as separate holdings) and (ii) other persons so entitled by virtue of the rights attaching to any other equity securities held by them, but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;

  (b)
  "Allotment Period" means the period ending on the date of the Annual General Meeting in 2004 or any other period (not exceeding 5 years on any occasion) for which the authority conferred by paragraph 9.2 above is renewed or extended by Resolution of the Company in General Meeting stating the Section 80 Amount for such period;

  (c)
  the "Section 80 Amount" shall, for the first Allotment Period be the First Section 80 Amount and for any other Allotment Period shall be that stated in the relevant

      Resolution renewing or extending the authority conferred by paragraph 9.2 above for such period or, in either case, any increased or decreased amount fixed by Resolution of the Company in General Meeting.

      The "First Section 80 Amount" shall be:

      (i)
      an amount of £3,493,750,000 for the purposes of the Scheme and for the purposes of issuing Ordinary Shares in exchange for Allied Domecq Shares issued pursuant to the exercise of options granted under the Allied Domecq Share Option Schemes;

      (ii)
      following the Scheme becoming effective and prior to the Reduction of Capital becoming effective, an amount of £1,164,584,000 (representing approximately one-third of the expected issued ordinary share capital of the Company following the Scheme becoming effective and prior to the Reduction of Capital becoming effective);

      (iii)
      following the Reduction of Capital becoming effective, an amount of £89,584,000 (representing approximately one-third of the expected issued ordinary share capital of the Company immediately following implementation of the Reduction of Capital).

    (d)
    the "Section 89 Amount" shall, for the first Allotment Period be the First Section 89 Amount and for any other Allotment Period shall be that stated in the relevant Special Resolution renewing or extending the power conferred by paragraph 9.3 above for such period or, in either case, any increased or decreased amount fixed by Special Resolution.

      The "First Section 89 Amount" shall be

      (iv)
      (following the Scheme becoming effective and prior to the Reduction of Capital becoming effective) an amount of £174,687,500 (representing approximately five per cent. of the expected issued ordinary share capital of the Company immediately following the Scheme becoming effective and prior to the Reduction of Capital becoming effective); and

      (v)
      (following the Reduction of Capital becoming effective) an amount of £13,440,000 (representing approximately five per cent. of the expected issued ordinary share capital of the Company immediately following implementation of the Reduction of Capital).

    (e)
    the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

10
Commissions on issue of shares

  The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11
Renunciation of allotment

  The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

  (c)
  recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

  (d)
  allow the rights represented thereby to be one or more participating securities;

    in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

12
Trust etc. interests not recognised

  Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

13
Issue of share certificates

  Every person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of shares in certificated form shall upon the issue or transfer to him of such shares be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgment of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of the transfer.

14
Form of share certificate

  Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.

15
Joint holders

  In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16
Replacement of share certificates

16.1
Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

16.2
If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

16.3
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

  16.4
  In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

17
Power to make calls

  The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

18
Liability for calls

  Each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the Directors may determine.

19
Interest on overdue amounts

  If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

20
Other sums due on shares

  Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21
Power to differentiate between holders

  The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

22
Payment of calls in advance

  The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

23
Notice on failure to pay a call

23.1
If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

23.2
The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

24
Forfeiture for non-compliance

  If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

25
Disposal of forfeited shares

  A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

26
Holder to remain liable despite forfeiture

  A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 15 per cent per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

27
Lien on partly-paid shares

  The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

28
Sale of shares subject to lien

  The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

29
Proceeds of sale of shares subject to lien

  The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

30
Evidence of forfeiture

  A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

VARIATION OF RIGHTS

31
Manner of variation of rights

31.1
Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

31.2
To every such separate meeting all the provisions of these Articles relating to General Meetings and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.

31.3
The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

32
Matters not constituting variation of rights

  The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase by the Company of any of its own shares.

TRANSFER OF SHARES

33
Form of transfer

33.1
All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer which are registered may be retained by the Company.

33.2
All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

34
Balance certificate

  Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

35
Right to refuse registration

35.1
The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

35.2
The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

35.3
The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

35.4
If the Directors refuse to register an allotment or transfer of shares they shall within two months after the date on which:

(a)
the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or

(b)
the Operator-instruction was received by the Company (in the case of shares held in uncertificated form);

    send to the allottee or transferee notice of the refusal.

36
No fee on registration

  No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

37
Closure of Register

  The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator.

38
Branch Register

  Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

39
Further provisions on shares in uncertificated form

39.1
Subject to the Statutes and the rules (as defined in the CREST Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

39.2
The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

(a)
the holding of shares of that class in uncertificated form;

(b)
the transfer of title to shares of that class by means of a relevant system; or

(c)
any provision of the CREST Regulations.

TRANSMISSION OF SHARES

40
Persons entitled on death

  In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

41
Election by persons entitled by transmission

  A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

42
Rights of persons entitled by transmission

  Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders' meetings until he shall have been registered as a member in respect of the share.

UNTRACED SHAREHOLDERS

43
Untraced shareholders

43.1
The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

(a)
during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph 43.1(b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed; and

(b)
the Company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known postal address of the member or the postal address at which service of notices may be effected under these Articles is located giving notice of its intention to sell the said shares;

(c)
during the period of three months following the publication of such advertisements the Company shall have received no communication from such member or person; and

(d)
notice shall have been given to the London Stock Exchange of its intention to make such sale.

43.2
To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

43.3
In the case of shares in uncertificated form, the foregoing provisions of this Article are subject to any restrictions applicable under the CREST Regulations.

GENERAL MEETINGS

44
Annual and Extraordinary General Meetings

  An Annual General Meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

45
Convening of General Meetings

  The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

46
Notice of General Meetings

  An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 days' notice in writing at the least and any other Extraordinary General Meeting by 14 days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company Provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and Provided also that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

  (a)
  in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

  (b)
  in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

47
Contents of notice of General Meetings

47.1
Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

47.2
The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

47.3
In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

47.4
For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

48
Chairman

  The Chairman of the Directors, failing whom a Deputy Chairman, shall preside as chairman at a General Meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

49
Security, split meetings and other arrangements at General Meetings

49.1
Subject to the Act and the rest of these Articles, every member can attend a General Meeting in person or by proxy. Where the General Meeting is to be held at more than one place, a member or proxy prevented from attending at one place can attend and participate at another place.

49.2
The Directors and, at any General Meeting, the Chairman may make any arrangement and impose any requirement or restriction they or he consider appropriate to regulate the number of people attending at a place where a General Meeting (or an adjournment) is to be held or to ensure the security of a General Meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors and, at any General Meeting, the Chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

49.3
In the case of a General Meeting to which the arrangements set out in this Article apply, the Directors can, when specifying the place of the meeting:

(i)
direct that the meeting will be held at a place identified in the notice in which the Chairman of the meeting will attend (the "Main Meeting Place"); and

(ii)
make arrangements for simultaneous attendance and participation at other places by shareholders and proxies entitled to attend the meeting but excluded from it under this Article or who want to attend at one of the other places.

    Any alternative venue for a meeting pursuant to this Article must have a live video and two way sound link with the main room for the General Meeting. The video and sound link must enable those in all the rooms to see and hear what is going on in the other rooms. The notice of meeting does not have to give details of any arrangements under this Article.

  49.4
  Subject to Article 49.1, arrangements for simultaneous attendance can include arrangements for regulating the number of people attending at any other places.

  49.5
  In these Articles (unless the context requires otherwise) the shareholders will be treated as meeting in the Main Meeting Place.

  49.6
  The Directors' powers and discretions under this Article are delegated to the Chairman at a general meeting.

50
Overflow meeting rooms

  The Directors may arrange for any people who they consider cannot be seated in the main meeting room, where the Chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room must have a live video and two way sound link with the main room for the General Meeting. The video and sound link must enable those in all the rooms to see and hear what is going on in the other rooms. The notice of the General Meeting does not have to give details of any arrangements under this Article. The Directors may decide on how to divide people between the main room and any overflow room. If any overflow room is used, the General Meeting will be treated as being held, and taking place, in the main room.

51
Quorum

  No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

52
Lack of quorum

  If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

53
Adjournment

  The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in accordance, mutatis mutandis, with Articles 46 and 47.

54
Notice of adjourned meeting

  Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55
Amendments to resolutions

  If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

POLLS

56
Demand for poll

56.1
At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:

(a)
the chairman of the meeting; or

(b)
not less than three members present in person or by proxy and entitled to vote; or

(c)
a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)
a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

  56.2
  A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

57
Procedure on a poll

  A poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

58
Voting on a poll

  On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

59
Timing of poll

  A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

60
Votes attaching to shares

  Subject to Article 47.4 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

61
Votes of joint holders

  In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

62
Chairman's casting vote

  In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

63
Restriction on voting in particular circumstances

63.1
No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

  63.2
  If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and is in default for a period of 14 days in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

  (a)
  the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "default shares", which expression shall include any further shares which are issued in respect of such shares); and

  (b)
  any other shares held by the member;

    the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to paragraph 63.3(b) below) be entitled to attend or vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

  63.3
  Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a "direction notice") to such member direct that:

  (a)
  any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or

  (b)
  no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

  (i)
  the member is not himself in default as regards supplying the information required; and

  (ii)
  the transfer is of part only of the member's holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares.

    provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST Regulations.

    Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

    Upon the giving of a direction notice its terms shall apply accordingly.

  63.4
  The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

  63.5
  Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

  63.6
  Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph 63.3(b) above.

  63.7
  For the purposes of this Article:

  (a)
  a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

  (b)
  a transfer of shares is an approved transfer if:

  (i)
  it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over offer (as defined in Section 428 of the Act); or

  (ii)
  the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded. For the purposes of this subparagraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

  63.8
  The provisions of this Article are in addition and without prejudice to the provisions of the Act.

64
Voting by guardian

  Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

65
Validity and result of vote

65.1
No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

65.2
Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

PROXIES AND CORPORATE REPRESENTATIVES

66
Proxy need not be a member

  A proxy need not be a member of the Company.

67
Form of proxy

  The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

  (a)
  in the case of an individual must either be signed by the appointor or his attorney or comply with Article 135; and

  (b)
  in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or comply with Article 135.

  The signature on such appointment need not be witnessed. Where appointment of a proxy is signed on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

68
Deposit of appointment of proxy

  The appointment of a proxy must be received at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, must be left at the Transfer Office) not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) 24 hours before the time appointed for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

69
Rights of proxy

  A proxy shall have the right to demand or join in demanding a poll but no further right to speak at the meeting, except with the permission of the chairman of the meeting.

70
Revocation of proxy

  A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

71
Corporations acting by representatives

  Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any shareholders' meeting. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

72
Number of Directors

  Subject as hereinafter provided the Directors shall not be less than three and not more that 20 in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

73
Share qualification

  A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders' meetings.

74
Directors' fees

  The ordinary remuneration of the Directors (excluding amounts payable under any other provision of the Articles) shall from time to time be determined by the Directors except that such remuneration shall not exceed £400,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

75
Other remuneration of Directors

  Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

76
Directors' expenses

  The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders' meetings or otherwise in connection with the business of the Company.

77
Directors' pensions and other benefits

  The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

78
Appointment of executive Directors

(e)
The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

  (f)
  The appointment of any Director to the office of Chairman or Deputy Chairman or Chief Executive shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

  (g)
  The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

79
Powers of executive Directors

  The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

80
Retirement by rotation

  At each Annual General Meeting the greater of (i) one-third of the Directors in office at the date of the notice of meeting or, if their number is not a multiple of three, the number nearest to but not greater than one-third (such Directors to be determined in accordance with Article 81) and (ii) the number of Directors required to retire pursuant to Article 81 shall retire from office by rotation.

81
Selection of Directors to retire by rotation

  The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who (i) wishes to retire and not to offer himself for re-election; or (ii) shall not have been appointed by the Company by ordinary resolution in the period of three years ending on the date of the meeting. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

82
Re-election of retiring Director

  The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

  (a)
  where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

  (b)
  where such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

  (c)
  where the default is due to the moving of a resolution in contravention of the next following Article.

  The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

83	Election of two or more Directors

A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.
84	Nomination of Director for election

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.
85	Election or appointment of additional Director

The Company may by Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.
86	Vacation of office
The office of a Director shall be vacated in any of the following events, namely:
(a) if he shall become prohibited by law from acting as a Director;
(b) if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;
(c)
if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;
(d)
if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;
(e) if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or
(f)
if a notice in writing is served upon him, signed by not less than three-quarters of his co-Directors for the time being, to the effect that his office as Director shall on receipt of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

87	Removal of Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office and any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

MEETINGS AND PROCEEDINGS OF DIRECTORS

88	Convening of meetings of Directors

Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retroactive.
89	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.
90	Means of Participation
90.1
Any Director may participate in a meeting of the Directors or of any committee of the Directors by way of video conference, conference telephone or other communications equipment by means of which all persons participating in a meeting can hear each other.
90.2
A Directors' meeting which takes place by way of video conference, conference telephone or other communications equipment will be treated as taking place where most of the participants are. If there is no largest group, Directors meetings will be treated as taking place where the Chairman is. Participation in a meeting in such manner shall constitute presence at such meeting for the purposes of these Articles.
90.3
A Directors' meeting held in the way described in Article 90.1 will be valid as long as in one single place, or in places connected by way of video conference, telephone conference or other communications equipment, a quorum is present.
91	Chairman
91.1
The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

91.2
If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.
92	Casting vote
Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.
93	Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.
94	Written resolutions

A resolution in writing signed by all the Directors entitled to vote thereon (being not less in number than a quorum for meetings of the Directors) shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors.
95	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

DIRECTORS' INTERESTS

96	Directors may have interests
Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:
	(a)	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)
may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;
	(c)	may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company (other than as Auditor) and be remunerated therefor; and
(d)
shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

97	Restrictions on voting
97.1
Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.
97.2
Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
(a)
the giving of any security, guarantee or indemnity in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;
(b)
any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;
(c)
any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) does not have an interest (as that term is used in Sections 198 to 211 of the Act) in one per cent or more of the issued equity share capital of any class of such body corporate (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);
(d)
any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and
		(e)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors.
97.3
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph 97.2(c) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
97.4
If a question arises at any time as to the materiality of a Director's interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

	97.5	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.
98	Directors' interests—general
For the purposes of the two preceding Articles:
(a)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;
	(b)	an interest of a person who is connected (within the meaning of Section 346 of the Act) with a Director shall be treated as an interest of the Director; and
(c)
an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

COMMITTEES OF THE DIRECTORS

99	Appointment and constitution of committees

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to subcommittees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee and (b) no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors.
100	Proceedings of committee meetings

The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

POWERS OF DIRECTORS

101	General powers

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.
102	Local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
103	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
104	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.
105	Borrowing powers
105.1
Subject to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

105.2
The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate principal amount (including any fixed or minimum premium payable on final repayment) at any one time outstanding of all moneys borrowed by the Company and/or its subsidiaries (exclusive of moneys outstanding in respect of borrowings by the Company from any such subsidiary or by any such subsidiary from another subsidiary or from the Company) less liquid investments held by the Company or any of its subsidiaries shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to one and three-quarter times the adjusted capital and reserves.
105.3	For the purpose of this Article:-
	(a)	no moneys borrowed shall be included in the same calculation more than once;
(b)
moneys borrowed by and liquid investments held by a partly owned subsidiary (after taking into account any exclusion provided for in this Article) shall be deemed to be reduced by an amount equal to the minority proportion thereof;
(c)
moneys borrowed by the Company or a subsidiary from a partly owned subsidiary which would fall to be excluded under this Article shall nevertheless be included to the extent of an amount equal to the minority proportion thereof;
	(d)	the expression "minority proportion" means the proportion of the equity share capital of the partly owned subsidiary which is not attributable to the Company;
(e)
where the Company has guaranteed or given security for or an indemnity in respect of money borrowed by a subsidiary or where a subsidiary has guaranteed or given security for or an indemnity in respect of moneys borrowed by the Company or another subsidiary such moneys borrowed shall be treated as the moneys borrowed of whichever of such companies as would cause the aggregate amount referred to in this Article to be the higher;
	(f)	the expression "moneys borrowed" shall be deemed to include:
(i)
the nominal amount of any share capital, and the principal amount of any debentures or other borrowed moneys, the beneficial interest wherein is not for the time being owned by the Company or a subsidiary, of any person, the payment or repayment whereof is guaranteed or is secured or is subject to any indemnity given by the Company or any subsidiary;
(ii) the principal amount raised by acceptances under any acceptance credit granted in favour of the Company or any subsidiary;
(iii)
the principal amount of any debentures (whether secured or not) issued by the Company or any subsidiary, the beneficial interest wherein is not for the time being owned by the Company or a subsidiary; and

	(iv)	the nominal amount of any share capital (other than equity share capital) of any subsidiary the beneficial interest wherein is not for the time being owned by the Company or another subsidiary;
but shall be deemed not to include:
(v)
any moneys borrowed by the Company or a subsidiary for the purpose of repaying or discharging within six months the whole or any part of moneys borrowed (including any fixed or minimum premium payable on final repayment) by the Company or any subsidiary which fall to be taken into account as moneys borrowed pending their application for such purpose within such period;
(g)
all moneys borrowed which fall to be repaid or discharged in a currency other than sterling shall be translated into sterling on the same basis as that adopted in the latest audited consolidated balance sheet of the Company and the subsidiaries or in the case of any moneys borrowed since the date of such balance sheet at the relevant rate of exchange ruling in London at the time borrowed or, in the case of any moneys borrowed by any company becoming a subsidiary since the date of such balance sheet prior to the date on which it becomes a subsidiary, on the same basis as that which would be adopted in the next audited consolidated balance sheet of the Company and the subsidiaries on the assumption that in the meantime there had been no alteration of the relevant rates of exchange ruling on the date on which such company becomes a subsidiary;
(h)	the expression "adjusted capital and reserves" means the aggregate of:
	(i)	the amount paid up on the issued share capital of the Company;
(ii)
the amounts standing to the credit of the reserves (including any share premium account, capital redemption reserve, tax equalisation account and credit balance on profit and loss account and any unappropriated balance of investment grants) of the Company and its subsidiaries; and
(iii)
an amount equal to the goodwill which has arisen on acquisition of subsidiaries, related companies and businesses which, as at the date of the relevant calculation remain within the Company and/or any of its subsidiaries and which has been previously written off, in accordance with United Kingdom accounting practices, against the reserves referred to in paragraph (ii) above (otherwise than to recognise an impairment in value of the relevant goodwill), less an amount equal to the amortisation of any such goodwill over 40 years on a straight line basis;
all as shown by a consolidation of the then latest audited balance sheets of the Company and its subsidiaries but:-
	(iv)	deducting therefrom the amount of any debit balance on profit and loss account;
	(v)	excluding therefrom any amounts set aside for taxation other than for tax equalisation and amounts attributable to minority interests in subsidiaries;
(vi)
deducting therefrom any amount distributed or proposed to be distributed to persons other than the Company or a subsidiary out of profits accrued prior to the date of and provided for in the said audited balance sheets; and

(vii)
making such adjustment as may be appropriate to reflect any variation in the amount of such paid up share capital or the amounts standing to the credit of such reserves other than profit and loss account since the date of the relevant balance sheets or which would result from any transaction for the purpose of which the adjusted capital and reserves is being computed or any transaction to be carried out contemporaneously therewith and so that for this purpose if any issue or proposed issue of shares for cash has been underwritten then such shares shall be deemed to have been issued and that part of any subscription moneys to which the underwriting commitment extends shall be deemed to have been paid up at the date on which the issue of such shares was underwritten;
	(i)	the expression "subsidiary" means a company which is for the time being a subsidiary of the Company;
(j)
the expression "liquid investments" means all cash deposits (otherwise than on current account) with banks and other financial institutions (not being the Company or any subsidiary of the Company), certificates of deposit and securities of governments and companies and similar instruments owned by the Company and/or any subsidiary of the Company which are or represent amounts available (or which will become available) for repayment of any moneys borrowed.
105.4
Notwithstanding the foregoing no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit hereby imposed has been or was thereby exceeded.

ALTERNATE DIRECTORS

106	Alternate Directors
106.1
Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.
106.2
The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

106.3
An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor.
106.4
An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

SECRETARY

107	Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

THE SEAL

108	The Seal
108.1
The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.
108.2
Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors.
	108.3	The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

108.4
Any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

AUTHENTICATION OF DOCUMENTS

109	Authentication of documents

Any Director or the Secretary or the Deputy or Assistant Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders' meeting or at a meeting of the Directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

110	Establishment of reserves

The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.
111	Business bought as from past date

Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

DIVIDENDS

112	Final dividends
The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

113	Fixed and interim dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.
114	Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.
115	No dividend except out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes. Any surplus over the book value derived from the sale or realisation of any capital asset and any other sums representing capital profits within the meaning of Section 265 of the Act or other accretions to capital assets, including in particular any sums resulting from the writing up of the book values of any capital assets, shall not be available for dividend or any other distribution within the meaning ascribed thereto by Section 263(2) of the Act.
116	Ranking of shares for dividend

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.
117	Manner of payment of dividends
117.1
Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) using the facilities of a relevant system, or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company.
117.2
Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may reasonably select.

117.3
The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.
118	Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.
119	Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.
120	No interest on dividends
No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.
121	Retention of dividends
121.1
The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.
121.2
The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.
122	Unclaimed dividend

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.
123	Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

CAPITALISATION OF PROFITS AND RESERVES
124	Capitalisation of profits and reserves
124.1
The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.
124.2
Such capitalisation shall be effected by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.
124.3
The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
SCRIP DIVIDENDS
125	Scrip Dividends
125.1
Subject as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.
125.2
The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the next following Annual General Meeting, but no further Provided that this Article shall, without the need for any further Ordinary Resolution, authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the Annual General Meeting in the year 2004.
125.3
The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.
125.4
The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be the average of the middle market quotations of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which the Ordinary Shares are quoted "ex" the relevant dividend.

125.5
If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right Provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.
125.6
On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the "elected Ordinary Shares"), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.
125.7
The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares in issue on the record date for the relevant dividend save only as regards participation in the relevant dividend.
125.8	Article 124 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.
125.9
No fraction of an Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.
125.10
The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
125.11
In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS
126	Accounting records

Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.
127	Copies of accounts for members

A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. To the extent permitted by the Statutes and agreed by the member, the documents referred to in this Article may be sent by electronic communication.
AUDITORS
128	Validity of Auditor's acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.
129	Auditor's right to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.
NOTICES
130	Service of notices
130.1
Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it by post in a pre-paid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

130.2
Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours (or, where second-class mail is employed, 48 hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped or prepaid and posted.
130.3
Any document or notice which, in accordance with these Articles, may be sent by the Company by electronic communication shall, if so sent, be deemed to be received at 9 a.m. on the day following that on which it is transmitted. Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that an electronic communication was sent shall be conclusive evidence of such sending.
130.4
The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.
131	Joint holders

Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied a postal address within the United Kingdom for the service of notices shall be disregarded.
132	Deceased and bankrupt members

A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also a postal address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent to any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.
133	Overseas members

A member who (having no registered address within the United Kingdom) has not supplied to the Company a postal address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.
134	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a shareholders' meeting by notices sent through the post, such meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears (or first appears). In any such case the Company may still, where applicable, serve notice by electronic communication and shall send confirmatory copies of the notice by post to members to whom it was not sent by electronic communication if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

135	Signature of documents

Where under these Articles a document requires to be signed by a member or other person then, if in the form of an electronic communication, it must to be valid incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine. The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.
136	Electronic communication
136.1
Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive notices and other documents from the Company by electronic communication of the kind to which the address relates. In addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice or other document by:
(a) publishing such notice or other document on a web site; and
(b)
notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where the notice may be accessed, how it may be accessed and (if the notice relates to a shareholders' meeting) stating (i) that the notice concerns a notice of a company meeting served in accordance with the Act, (ii) the place, date and time of the meeting, (iii) whether the meeting is to be an annual or extraordinary general meeting and (iv) such other information as the Statutes may prescribe.
	136.2	Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof.
	136.3	An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.
137	Statutory requirements as to notices
Nothing in any of the preceding seven Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.
WINDING UP
138	Directors' power to petition
The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

139	Distribution of assets in specie

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
DESTRUCTION OF DOCUMENTS
140	Destruction of documents

Subject to compliance with the rules (as defined in the CREST Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:
(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
(b)
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;
(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

INDEMNITY
141	Indemnity
141.1
Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.
141.2
Without prejudice to paragraph 141.1 above the Directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director or officer of any Relevant Company (as defined in paragraph 141.3 below) or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.
141.3
For the purpose of paragraph 141.2 above "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

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  Exhibit 1.1
MEMORANDUM AND ARTICLES OF ASSOCIATION
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